EXHIBIT 10.9






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                                 PROMISSORY NOTE



$1,675,000                                              Date:  August 22, 1996


         FOR VALUE RECEIVED, the undersigned (the "Maker") does hereby promise to pay to Michael J. Assante at 10 Surrey Lane, Mahwah, New Jersey 07430 (the "Holder"), or at such other place as may be designated in writing from time to time by the Holder, the principal sum of One Million Six Hundred Seventy-Five Thousand Dollars ($1,675,000), plus interest at the rate of nine percent (9%) per annum, with principal and interest payable in nine installments on the following schedule (the "Payments):

         1 $150,000 principal plus accrued but unpaid interest on the date, if any, that a public offering of Maker's common stock is consummated or January 1, 1997, whichever is earlier;

         2 $209,375 principal plus accrued but unpaid interest three calendar months after the preceding Payment;

         3 $209,375 principal plus accrued but unpaid interest six calendar months after the preceding Payment; and

         4-9 six Payments, each of $184,37 principal plus accrued but unpaid interest, each payable six calendar months after the preceding Payment.

                  Interest and principal may be prepaid at any time and in any amount with no penalty.

                  The occurrence of any of the following events with respect to Maker shall constitute an event of default (each an "Event of Default") which shall cause the entire principal amount of the Note and accrued interest, if any, to become immediately due and payable without the necessity for any demand on Maker:

                           (a) If Maker shall fail to make the Payments and said
                  failure is not cured within 30 days after written notice thereof by Holder to Maker; or

                           (b) If Maker shall make an assignment for the benefit
                  of creditors, or file a voluntary petition under the Bankruptcy Code, as amended, or any other federal or state insolvency aw, or apply for or consent to the appointment of a receiver, trustee or custodian of all or part of his property, which assignment, petition or appointment remains

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                  outstanding for more than 90 days; or

                           (c) If an involuntary petition shall be filed against
                  the Maker under the Bankruptcy Code, as amended, or if a proceeding shall be commenced against Maker seeking the appointment of a trustee, receiver or custodian of all or part of Maker's property, which petition or proceeding shall remain undismissed for more than 90 days.

                  Failure to exercise the Holder's rights hereunder shall not constitute a waiver of the right to exercise same in the event of any subsequent default.

                  Maker will reimburse Holder, upon demand, for all costs and expenses incurred in connection with the collection and/or enforcement of this Note (including reasonable attorneys' fees and expenses), whether or not suit is actually instituted.

                  This Note is subject to the terms and conditions of a certain Stock Purchase and Sale Agreement, dated as of July 17, 1996 among Maker, Holder and others the terms of which are incorporated herein by reference and of a certain Stock Pledge Agreement dated as of the date hereof between Maker and Holder, the terms of which are incorporated herein by reference and of a certain Escrow Agreement dated as of the date hereof among Maker, Holder and Gersten, Savage, Kaplowitz & Curtin, LLP, the terms of which are incorporated herein by reference.

                  This Note shall be construed in ccordance with and governed by the laws of the state of New York, without regard to its conflicts of laws principals.

                  This Note may not be modified, terminated or discharged, nor shall any waiver hereunder be effective unless in writing signed by the party against whom the same is asserted.

                                           AZUREL LTD.



                                           /s/ Gerard Semhon
                                           By: Gerard Semhon
                                           Title: Chairman